Exhibit 99.2

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STERLING
Financial Corporation

announces the acquisition of:

[LOGO]

Investor Presentation

July 15, 2003

Transaction Rationale

•                  Attractive Financial Results

•                  Attractive Multiples

•                  Accretive to earnings per share in 2004

•                  Expands Northwest Community Bank Franchise

•                  Opportunity to extend additional loan and deposit products to Klamath customers

•                  Solid foundation for growth in Oregon communities

•                  Unique opportunity to build “a bank for all of Oregon”

•                  Low Risk Integration

•                  Sterling has successfully integrated 13 companies since 1983, including Empire Federal Bancorp which closed in February 2003

•                  Conservative cost savings estimates validated through due diligence

•                  Excellent asset quality at Klamath

Franchise Enhancing

[LOGO]

[GRAPHIC]

143 branch offices in Washington, Oregon, Idaho and Montana

Why Klamath?

•                  Natural extension of Sterling’s recent expansion of Corporate and Business banking in Oregon

•                  Completes Oregon component of Northwest regional footprint

•                  Market Share Opportunity

•                  Sterling’s Oregon market share increases from 0.5% to approximately 4%

•                  Opportunities for increased earnings per share growth with increased market share opportunities

•                  Opportunities for cost savings

•                  Similar branch system

•                  Excellent deposit base

•                  Thrift-to-bank transition begun by Klamath can be accelerated by Sterling

•                  Significant product expansion opportunities

•                  Business Lending

•                  Commercial Checking & Sweep Accounts

•                  Cash Management, increased Internet Banking services

•                  Direct Deposit, ACH & 24 hour Anytime Line Access

•                  Merchant Accounts

•                  International Banking

•                  Extends Real Estate Lending Opportunities for Action Mortgage and Intervest

Transaction Terms and Pricing

Transaction Summary

Exchange Ratio Per Share:	0.77 Shares of Sterling Common Stock

Transaction Price Per Share:	$20.44 / Share (1)

Aggregate Transaction Value:	$146.9 Million (2)

Consideration:	100% Sterling Common Stock

Transaction Structure:	Tax-free exchange of stock

Treatment of Options:	Klamath options are to be converted into options for Sterling common stock based upon the exchange ratio

Board Representation:

One Klamath board member will join Sterling Financial Corporation’s Board

Two Klamath board members will join Sterling Savings Bank’s Board

Remaining Klamath directors will join Sterling’s Oregon Advisory Board

(1)          Based upon Sterling’s stock price of $26.55 as of July 14, 2003

(2)          Based upon 6.96 million Klamath common shares outstanding and 642,940 options with an average strike price of $13.27

Walk-away Right:

Klamath will have the right to terminate the agreement if, at the time of determination, Sterling’s stock price has declined below $20.53 and Sterling’s stock price has underperformed an index of regional financial institutions by more than 15%.  This termination right can be cured by Sterling if Sterling elects to increase the exchange ratio by an adjustment factor.

Deal Protection:	$6 million termination fee to be paid to Sterling if, among other things, Klamath terminates transaction to pursue another combination.

Anticipated Closing:	First Quarter 2004

Deal Pricing

Purchase Price Per Klamath Share (1):	$20.44 / Share

	Sterling/ Klamath		Nationwide Median (2)

Price / LTM Earnings Per Share: (3)	18.8	x	16.5	x
Price / Book Value: (4)	111.7%		162.1%
Price / Tangible Book Value: (4)	165.1%		164.5%
Tangible Book Premium / Core Deposits: (5)	6.2%		15.6%
Premium to Market: (6)	17.2%		22.5%

(1)          Based upon Sterling’s stock price of $26.55 as of July 14, 2003

(2)          Reflects median multiples for 13 nationwide savings institution transactions announced since January 1, 2003 with a deal value greater than $15 million

(3)          Based upon Klamath’s trailing twelve month earnings per share of $1.09 as of March 31, 2003

(4)          Based upon Klamath’s stated book value of $18.30 and tangible book value of $12.38 as of March 31, 2003

(5)          Core deposits exclude jumbo time deposits

(6)          Based upon Klamath’s closing stock price of $17.45 on July 14, 2003

Pro Forma Financial Impact

Pro Forma Earnings Impact

($ in millions) Earnings Projections	Projected for Fiscal Year 2004

Sterling Earnings (1)	$38.2
Klamath Earnings (2)	7.6
Estimated Expense Savings (3)	5.2
Net Accretion of Fair Value Adjustments (4)	2.6
Reversal of Klamath Amortization (5)	2.3
CDI Amortization Expense (6)	(1.1)
Other Integration Expenses	(0.6)

Pro Forma Net Income	$54.2

(1)          Based on I/B/E/S mean EPS Estimate for 2004 of $2.50 and assuming 15.3 million fully diluted shares for Sterling.

(2)          Based on I/B/E/S mean EPS Estimate for 2004 of $1.10 and assuming 6.9 million fully diluted shares for Klamath.

(3)          Assumes cost savings equivalent to approximately 17% of Klamath’s estimated non-interest expense

(4)          Reflects net accretion from fair value adjustments to Klamath’s security portfolio and FHLB borrowings

(5)          Reflects Klamath’s anticipated intangible amortization of $3.6 million net of tax at 36%

(6)          The core deposit intangible is estimated to be 2.5% of Klamath’s non-CD deposits and is assumed to be amortized straight-line over 10 years

Immediately Accretive to Earnings Per Share

Earnings per Share Projections	Projected for Fiscal Year 2004

Current Sterling EPS Estimate (1)	$2.50
Pro Forma Sterling EPS (2)	2.60

Accretion to Sterling EPS ($)	$0.10
Accretion to Sterling EPS (%)	4%

(1)          Based on Sterling’s mean I/B/E/S EPS Estimate for 2004.

(2)          Assumes 5,358,355 shares will be issued to Klamath stockholders and approximately 200,000 projected share equivalents for Sterling on a diluted basis as a result of rolled options

Estimated Cost Savings

($ in millions) Sources of Cost Savings	Savings Projected for Fiscal Year 2004	Percent of Klamath Expense

Compensation & Benefits	$4.5	20%

ESOP/MRDP	$1.4	100%

Other Operating	$2.2	10%

Total Cost Savings (Pre-tax)	$8.1	17%

Total Cost Savings (After-tax) (1)	$5.2

(1)          Assumes an effective tax rate of 36%.

Estimated Restructuring Costs

•       Sterling estimates pre-tax merger costs of approximately $19.2 million

($ in millions)	Cost

Transaction Costs	$2.9

Conversion / Integration Costs	6.9

Employee-Related Costs (1)	9.4

Total Merger Costs (Pre-tax)	$19.2

Taxes	6.2

Total Merger Costs (After-tax) (2)	$13.0

(1)          Does not include the termination of ESOP and MRDP plans, which are reflected in the transaction value

(2)          Assumes employee-related costs, conversion/integration costs and some transaction costs are fully tax-deductible at a tax rate of 36%.

Summary Financial Impact

($ in millions)	Sterling	Klamath	Pro Forma (1)
Assets	$3,821	$1,478	$5,299

Loans	2,562	573	3,135

Deposits	2,281	1,100	3,381

Borrowings	1,184	210	1,394

Equity	241	119	388

Market Cap. (2)	392	120	535

Branches	85	58	143

Data as of March 31, 2003.  Source: SNL Financial.  Market data as of July 14, 2003.

(1)          Every pro forma number except for equity excludes purchase accounting adjustments.

(2)          The calculation of pro forma market capitalization assume that Klamath shareholders receive approximately 5.4 million shares of Sterling common stock

Appendix

Sterling’s Historical Balance Sheet

($ in thousands)	As of December 31,			As of March 31,
	2000	2001	2002	2003
Assets
Cash and Equivalents	$62,510	$67,181	$78,591	$69,990
Securities	486,182	694,048	830,168	988,097
Total Cash and Securities	$548,692	$761,229	$908,759	$1,058,087

Gross Loans	$1,984,156	2,142,155	$2,440,678	$2,592,365
Loan Loss Reserves	(16,740)	(20,599)	(27,866)	(30,562)
Total Net Loans	$1,967,416	$2,121,556	$2,412,812	$2,561,803

Real Estate Owned	$6,407	$2,982	$3,953	$4,248
Total Intangibles	50,347	45,615	45,657	50,191
Other Assets	79,847	107,211	134,883	146,890
Total Assets	$2,652,709	$3,038,593	$3,506,064	$3,821,219

Liabilities
Deposits	$1,724,219	$1,853,536	$2,014,096	$2,281,471
Total Borrowings	710,978	915,103	1,187,966	1,184,392
Other Liabilities	76,174	104,264	100,346	114,220
Total Liabilities	$2,511,371	$2,872,903	$3,302,408	$3,580,083
Equity	$141,338	$165,690	$203,656	$241,136
Total Liabilities & Equity	$2,652,709	$3,038,593	$3,506,064	$3,821,219

Source:  Sterling Financial Corporation

Sterling’s Historical Income Statement

($ in thousands)	For the Year Ended December 31,			For the Three Mos Ended March 31,
	2000	2001	2002	2002	2003

Total Interest Inc	$205,310	$201,385	$197,313	$48,166	$51,485
Total Interest Exp	125,544	116,516	96,965	24,777	22,914
Net Interest Inc	$79,766	$84,869	$100,348	$23,389	$28,571

Loan Loss Provision	$4,600	$8,000	$11,867	$2,086	$2,250

Non-int Income	$14,487	$17,275	$26,155	$5,743	$5,749

Gain on Sale of Securities	$1	$3,746	$2,925	$86	$1,360
Gain on Sale of Loans	$0	$0	$0	$0	$0

Comp and Benefits	$31,771	$35,291	$42,861	$10,618	$11,958
Occupancy and Equip	10,359	11,161	12,534	3,014	3,507
Other Non-interest Exp	25,838	26,841	25,548	6,035	5,946
Non-int Exp	$67,968	$73,293	$80,943	$19,667	$21,411

Net Income Before Taxes	$21,686	$24,597	$36,619	$7,465	$12,019
Income Taxes	8,033	8,409	11,031	1,884	4,236
Net Income	$13,653	$16,188	$25,588	$5,581	$7,783

Source:  Sterling Financial Corporation

Klamath’s Historical Balance Sheet

($ in thousands)	As of September 30,			As of March 31,
	2000	2001	2002	2003
Assets
Cash and Equivalents	$29,947	$118,389	$45,792	$53,044
Securities	206,720	590,767	783,849	760,019
Total Cash and Securities	$236,667	$709,156	$829,641	$813,063

Gross Loans	$733,119	$687,941	$614,841	$580,630
Loan Loss Reserves	(4,082)	(7,951)	(7,376)	(7,234)
Total Net Loans	$729,037	$679,990	$607,465	$573,396

Real Estate Owned	$788	$446	$759	$656
Total Intangibles	8,126	44,089	40,299	38,475
Other Assets	20,957	34,891	35,331	52,050
Total Assets	$995,575	$1,468,572	$1,513,495	$1,477,640

Liabilities
Deposits	$695,381	$1,152,824	$1,142,006	$1,099,728
Total Borrowings	176,000	169,700	206,950	209,700
Other Liabilities	15,469	31,907	44,601	49,232
Total Liabilities	$886,850	$1,354,431	$1,393,557	$1,358,660
Equity	$108,725	$114,141	$119,938	$118,980
Total Liabilities & Equity	$995,575	$1,468,572	$1,513,495	$1,477,640

Source:  Klamath First Bancorp’s 2002 Annual Report and Form 10-Q for the period ended March 31, 2003

Klamath’s Historical Income Statement

($ in thousands)	For the Year Ended September 30,			For the Six Mos Ended March 31,
	2000	2001	2002	2002	2003

Total Interest Inc	$72,158	$70,133	$87,293	$44,916	$36,998
Total Interest Exp	40,757	40,751	39,531	21,615	15,578
Net Interest Inc	$31,401	$29,382	$47,762	$23,301	$21,420

Loan Loss Provision	$1,764	$387	$156	$156	$0

Gain on Sale of Securities	$7	$5,375	$1,707	$119	$885
Gain on Sale of Loans	$87	$574	$1,077	$463	$1,017
Fees and Service Charges	3,212	4,294	7,877	2,328	3,102
Other Income	789	770	1,953	2,293	3,113
Non-int Income	$4,095	$11,013	$12,614	$5,203	$8,117

Comp and Benefits	$11,898	$14,449	$22,125	$10,899	$12,083
Occupancy and Equip	2,413	2,859	4,811	2,361	2,576
Other Non-interest Exp	9,462	11,412	23,235	11,266	10,758
Non-int Exp	$23,773	$28,720	$50,171	$24,526	$25,417

Net Income Before Taxes	$9,959	$11,288	$10,049	$3,822	$4,120
Income Taxes	3,533	3,717	3,260	1,330	1,273
Net Income	$6,426	$7,571	$6,789	$2,492	$2,847

Source:  Klamath First Bancorp’s 2002 Annual Report and Form 10-Q for the period ended March 31, 2003